Exhibit 2.1

SHARE EXCHANGE AGREEMENT

by and among

FRESH IDEAS MEDIA, INC.,

EVER AUSPICIOUS INTERNATIONAL LIMITED,

and

BRIGHT PRAISE ENTERPRISES LIMITED

Dated as November 10, 2008

i

Exhibits

A.	Suitability Letter
B.	Investment Letter

ii

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of November 10, 2008 (the “Closing Date”), by and between FRESH IDEAS MEDIA, INC., a Nevada corporation (hereinafter referred to as “USCo”), with principal offices located at 4980 Silver Pine Drive, Castle Rock, Colorado, EVER AUSPICIOUS INTERNATIONAL LIMITED, a Hong Kong corporation (hereinafter referred to as “HKCo”) and BRIGHT PRAISE ENTERPRISES LIMITED (the “HKCo Stockholder”), a British Virgin Islands company, upon the following premises:

Premises

WHEREAS, USCo is a publicly held corporation organized under the laws of the State of Nevada with no significant operations;

WHEREAS, Phillip E. Ray and Ruth Daily (each, a “Principal USCo Stockholder” and collectively, the “Principal USCo Stockholders”) are currently the principal stockholders of USCo, with (a) Phillip E. Ray owning, directly or indirectly, 1,800,000 shares of USCo Common Stock (as defined below), representing approximately 23.89% of the issued and outstanding USCo Common Stock as of the date hereof, and (b) Ruth Daily owning, 1,250,000 shares of USCo Common Stock, representing approximately 16.59% of the issued and outstanding USCo Common Stock as of the date hereof;

WHEREAS, HKCo is a privately held corporation organized under the laws of Hong Kong;

WHEREAS, USCo agrees to acquire 100% of the issued and outstanding capital stock of HKCo in exchange for the issuance of certain shares of USCo Common Stock (the “Exchange”) and the HKCo Stockholder agrees to exchange its shares of HKCo on the terms described herein; and

WHEREAS, the parties hereto intend for this transaction to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF HKCO

As an inducement to, and to obtain the reliance of, USCo, and except as set forth in the corresponding disclosure schedules delivered by HKCo in connection with this Agreement (the “HKCo Schedules”), HKCo represents and warrants, as of the date hereof and as of the Closing Date, as defined below, as follows:

Section 1.01 Organization. HKCo is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in Schedule 1.01 of the HKCo Schedules are complete and correct copies of the articles of association (such documents, or other equivalent corporate organizational documents, the “Organizational Documents”) of HKCo as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby, including the transactions contemplated in Sections 4.04 and 4.05 (collectively, the “Contemplated Transactions”) will not, violate any provision of HKCo’s Organizational Documents. HKCo has full power, authority, and legal right and has taken all action required by law, its Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement and to consummate the Contemplated Transactions.

Section 1.02 Capitalization. The authorized capital stock of HKCo consists of ten thousand (10,000) shares of ordinary shares, par value of HK$1.00 per share (the “HKCo Common Stock”), all of which are currently issued and outstanding. All 10,000 shares of HKCo Common Stock are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations. Except as set forth on Schedule 1.03, HKCo does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation. For purposes hereinafter, the term “HKCo” also includes those subsidiaries set forth in Schedule 1.03 of the HKCo Schedules.

Section 1.04 Financial Statements.

(a) Included in Schedule 1.04 of the HKCo Schedules are (a) the audited balance sheets of Tianjin Seashore New District Shisheng Business Trading Group Ltd. (“Shisheng”), the wholly owned subsidiary of HKCo, as December 31, 2006 and December 31, 2007 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2005, December 31, 2006, December 31, 2007, together with the notes to such statements and the opinion of Stonefield Josephson, Inc., independent certified public accountants, and (b) the unaudited balance sheet of Shisheng as of June 30, 2008 (together with the balance sheets of Shisheng as of December 31, 2006 and 2007, the “Shisheng Balance Sheets”) and the related unaudited statements of operations, stockholders’ equity and cash flows for the six-month period ended June 30, 2008 (the financial statements referred to in (a) and (b) collectively, the “Shisheng Financial Statements”).

(b) The Shisheng Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. The Shisheng Balance Sheets are true and accurate and fairly present as of their respective dates the financial condition of Shisheng. As of the respective dates of the Shisheng Balance Sheets, except as and to the extent reflected or reserved against therein, Shisheng had no liabilities or obligations (absolute or contingent) which should be reflected in the Shisheng Balance Sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and fairly present the value of the assets of Shisheng, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows included in the Shisheng Financial Statements reflect fairly the information required to be set forth therein by GAAP.

(c) HKCo has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(d) HKCo has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each such income tax return reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(e) All of Shisheng’s assets are reflected on the Shisheng Financial Statements, and, except as set forth in the HKCo Schedules or the Shisheng Financial Statements, Shisheng has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05 Information. The information concerning HKCo set forth in this Agreement and in the HKCo Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.06  Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued HKCo Common Stock.

Section 1.07 Absence of Certain Changes or Events. Except as set forth in Schedule 1.09, since December 31, 2007:

(a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of HKCo;

(b) HKCo has not (i) amended its Organizational Documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) Except as required by this Agreement, HKCo has not (i) granted or agreed to grant any options, warrants or other rights for its stock, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

Section 1.08 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of HKCo after reasonable investigation, threatened by or against HKCo or affecting HKCo or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. HKCo does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which HKCo is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth in Schedule 1.09 of the HKCo Schedules. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which would be required to be disclosed in connection with a current report on Form 8-K by HKCo if HKCo were a registrant subject to Rule 13a-1 and Rule 13a-11 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”);

(b) All contracts, agreements, franchises, license agreements, and other commitments to which HKCo is a party or by which its properties are bound and which are material to the operations of HKCo taken as a whole are valid and enforceable by HKCo in all respects, except as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought (collectively, “Bankruptcy and Equity Exceptions”); and

(c) Except as included or described in Schedule 1.09 of the HKCo Schedules or reflected in the most recent Shisheng Balance Sheet, HKCo is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of HKCo.

Section 1.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the Contemplated Transactions will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement, or instrument to which HKCo is a party or to which any of its assets, properties or operations are subject.

Section 1.11 Compliance With Laws and Regulations. To the best of its knowledge, HKCo has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of HKCo or except to the extent that noncompliance would not result in the occurrence of any material liability for HKCo. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.12 Approval of Agreement. The Board of Directors of HKCo has authorized the execution and delivery of this Agreement by HKCo and has approved this Agreement and the Contemplated Transactions, and will recommend to the HKCo Stockholder that the Exchange be approved.

Section 1.13 Valid Obligation. This Agreement and all agreements and other documents executed by HKCo in connection herewith constitute valid and binding obligations of HKCo, enforceable in accordance with their respective terms, except as may be limited by Bankruptcy and Equity Exceptions.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF USCO

As an inducement to, and to obtain the reliance of, HKCo and the HKCo Stockholder, and except as set forth in the corresponding disclosure schedules delivered by USCo in connection with this Agreement (the “USCo Schedules”), USCo represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. USCo is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in Schedule 2.01 of the USCo Schedules are complete and correct copies of the Organizational Documents of USCo as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of Contemplated Transactions will not, violate any provision of USCo’s Organizational Documents. USCo has full power, authority, and legal right and has taken all action required by law, its Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement and to consummate the Contemplated Transactions.

Section 2.02 Capitalization. The authorized capital stock of USCo consists of (a) 95,000,000 shares of common stock, par value $0.001 per share (“USCo Common Stock”), of which 7,535,000 shares are issued and outstanding immediately prior to the consummation of the Contemplated Transactions, 4,535,000 shares of which have been registered for resale with the U.S. Securities and Exchange Commission pursuant to an effective registration statement, and (b) 5,000,000 shares of preferred stock, par value $0.001 per share (“USCo Preferred Stock”), none of which are issued and outstanding. All issued and outstanding shares of USCo Common Stock are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations. Except for (a) Community Alliance, Inc., a Nevada corporation (“Community Alliance”), which is a wholly-owned subsidiary of USCo, and (b) Our Best Wishes, Inc., a Nevada corporation, which is a wholly-owned subsidiary of Community Alliance, USCo does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Financial Statements.

(a) Copies of (a) the audited balance sheet of USCo as of November 30, 2007 and the related audited statements of operations, stockholders’ equity and cash flows for November 30, 2007, together with the notes to such statements and the opinion of Ronald R. Chadwick, P.C., independent certified public accountants, and (b) the unaudited balance sheet of USCo as of September 30, 2008 (together with the balance sheets of USCo as of November 30, 2007, the “USCo Balance Sheets”) and the related unaudited statements of operations, stockholders’ equity and cash flows for the ten-month period ending September 30, 2008 (the financial statements referred to in (a) and (b) collectively, the “USCo Financial Statements”) have been filed with the U.S. Securities and Exchange Commission.

(b) The USCo Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. The USCo Balance Sheets are true and accurate and fairly present as of their respective dates the financial condition of USCo. As of the respective dates of the USCo Balance Sheets, except as and to the extent reflected or reserved against therein, USCo had no liabilities or obligations (absolute or contingent) which should be reflected in the USCo Balance Sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and fairly present the value of the assets of USCo, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows in the USCo Financial Statements reflect fairly the information required to be set forth therein by GAAP.

(c) USCo has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(d) USCo has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each such income tax return reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(e) All of USCo’s assets are reflected on the USCo Financial Statements, and, except as set forth in the USCo Schedules or the USCo Financial Statements, USCo has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

(f) USCo shall have no liabilities on the Closing Date, except for (i) duly documented fees and expenses of Ronald R. Chadwick, P.C. and Jody M. Walker, Attorney at Law, in each case incurred solely in connection with the preparation and filing of USCo’s quarterly report with the SEC on Form 10-Q for the period ended September 30, 2008, and (ii) fees and expenses of Corporate Stock Transfer, Inc.

Section 2.05 Information. The information concerning USCo set forth in this Agreement and the USCo Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued capital stock of USCo (including, but not limited to, the USCo Common Stock and the USCo Preferred Stock).

Section 2.07 Absence of Certain Changes or Events. Except in connection with the Spin-Off, since the date of the most recent USCo Balance sheet:

(a) There has not been any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of USCo;

(b) Except as required by this Agreement and in connection with the Forward Stock Split (as defined below), USCo has not (i) amended its Organizational Documents; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c) Except as required by this Agreement and in connection with the Forward Stock Split (as defined below), USCo has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent); (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

Section 2.08 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of USCo after reasonable investigation, threatened by or against USCo or affecting USCo or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. USCo does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts(a) . USCo is not a party to, and neither it nor any of its assets, products, technology and properties are not bound by:

(a) any contract, agreement, franchise, license, debt instrument, or other commitment, whether such agreement is in writing or oral;

(b) any charter or other corporate restriction, except as set forth in the Organizational Documents of USCo;

(c) any judgment, order, writ, injunction, decree, or award; or

(d) any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of USCo.

Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the Contemplated Transactions will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which USCo is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations. To the best of its knowledge, USCo has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement. The Board of Directors of USCo has authorized the execution and delivery of this Agreement by USCo and has approved this Agreement and the Contemplated Transactions.

Section 2.13 Material Transactions or Affiliations. Except for this Agreement and the Contemplated Transactions, there exists no contract, agreement or arrangement between USCo and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by USCo to own beneficially, five percent (5%) or more of the issued and outstanding USCo Common Stock and which is to be performed in whole or in part after the date hereof or was entered into not more than three (3) years prior to the date hereof. Neither any officer, director, nor five percent (5%) stockholder of USCo has, or has had since inception of USCo, any known interest, direct or indirect, in any such transaction with USCo which was material to the business of USCo. USCo has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 Bank Accounts; Power of Attorney. Set forth in Schedule 2.14 of the USCo Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by USCo within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of USCo, (b) all safe deposit boxes and other similar custodial arrangements maintained by USCo within the past twelve (12) months, (c) the check ledger for the last twelve (12) months, (d) the names of all persons holding powers of attorney from USCo or who are otherwise authorized to act on behalf of USCo with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations, and (e) a list of all the current officers and directors of USCo.

Section 2.15 Valid Obligation. This Agreement and all agreements and other documents executed by USCo in connection herewith constitute the valid and binding obligations of USCo, enforceable in accordance with their respective terms, except as may be limited by Bankruptcy and Equity Exceptions.

Section 2.16 Filings. USCo has timely filed all reports, statements, and other information required to be filed by it under the Securities Exchange Act of 1934, as amended.

Section 2.17 OTCBB. USCo trades its USCo Common Stock on the Over-The-Counter Bulletin Board (“OTCBB”) and meets all requirements to be listed on the OTCBB.

ARTICLE III
PLAN OF EXCHANGE

Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03) and after the consummation of the transactions contemplated in Sections 4.04 and 4.05, the HKCo Stockholder shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of HKCo Common Stock held by the HKCo Stockholder; the objective of such Exchange being the acquisition by USCo of not less than 100% of the issued and outstanding HKCo Common Stock. In exchange for the transfer of such securities by the HKCo Stockholder, USCo shall issue to the HKCo Stockholder 11,700,000 shares, representing 64.64% of total USCo Common Stock (the “Initial Shares”). At the closing of the transactions described in this Section 3.01 (the “Closing”), the HKCo Stockholder shall, on surrender of its certificate or certificates representing the HKCo Common Stock to USCo or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing its interest in the Initial Shares. Upon consummation of the Contemplated Transactions, all of the shares of capital stock of HKCo shall be held by USCo. Upon consummation of the Contemplated Transactions (including, but not limited to, the cancellation of the shares set forth in Section 4.05 below), there shall be 18,100,000 shares of USCo Common Stock issued and outstanding.

Section 3.02 Anti-Dilution. The number of shares of USCo Common Stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the USCo Common Stock which may occur, other than the Forward Stock Split and share cancellation described in Sections 4.04 and 4.05 (which has already been taken into consideration in the determination of the Initial Shares), between the date of the execution of this Agreement and the Closing Date, as to the Initial Shares.

Section 3.03 Closing Events. At the Closing, USCo, HKCo and the HKCo Stockholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the Contemplated Transactions.

Section 3.04 Termination. This Agreement may be terminated by the Board of Directors of HKCo or HKCo only in the event that USCo or HKCo do not meet the conditions precedent set forth in Articles V and VI. If this Agreement is terminated pursuant this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. USCo and HKCo will each afford to the officers and authorized representatives of the other party full access to the properties, books and records of USCo or HKCo, as the case may be, in order that each party may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other party, and each party will furnish to the other party such additional financial and operating data and other information as to the business and properties of USCo or HKCo, as the case may be, as the other party shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other party with quarterly internally prepared and unaudited financial statements.

Section 4.02 Delivery of Books and Records. At the Closing, HKCo shall deliver to USCo the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of HKCo now or then in the possession of HKCo or its representatives. USCo shall deliver to HKCo the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of USCo now or then in the possession of USCo or its representatives.

Section 4.03 Third Party Consents and Certificates. USCo and HKCo agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the Contemplated Transactions.

Section 4.04 Board Actions.

(a) Prior to the Closing, USCo shall effectuate a 5-for-1 forward stock split with respect to the USCo Common Stock (the “Forward Stock Split”), which shall be pursuant to documentation in form and substance reasonably satisfactory to HKCo and its counsel.

(b) Prior to the Closing, USCo shall cause its fiscal year-end to be changed from November 30 to December 31, effective on or prior to August 29, 2008.

(c) Prior to the Closing, USCo shall (i) declare a dividend of the issued and outstanding capital stock of Community Alliance to the holders of the USCo Common Stock as of a date prior to the Closing Date, which dividend shall be paid upon the effectiveness of the registration of the common stock, par value $0.001 per share, of Community Alliance (the “Spin-Off”), (ii) distribute to its shareholders an information statement that describes the Spin-Off and Community Alliance and that substantially complies with Regulation 14A or Regulation 14C of the Exchange Act, and (iii) cause Community Alliance to file a Form 10 to register the common stock of Community Alliance with the U.S. Securities and Exchange Commission.

(d) After the Closing, USCo shall cause Community Alliance to use its best efforts to cause the registration of Community Alliance’s common stock to be effective as soon as possible, including responding as promptly as practicable, but in any event within 30 days, after the receipt of any comments from the U.S. Securities and Exchange Commission and submitting any other filings or information as may be required by any Governmental Authorities in connection with the consummation of the Spin-Off.

Section 4.05 Cancellation of Certain Shares of USCo Common Stock. Prior to the Closing Date, each Principal USCo Stockholder shall, after the Forward Stock Split, deliver to the Company, and the Company shall caused to be cancelled, 567,500 shares of USCo Common Stock. In consideration for the cancellation of such USCo Common Stock, each Principal USCo Stockholders will receive, on the Closing Date, a wire transfer of $5,000 in immediately available funds to an account designated by such Principal USCo Stockholder at least five (5) Business Days prior to the Closing Date.

Section 4.06 Designation of Directors and Officer. Upon the execution of this Agreement, USCo shall, as promptly as practicable, (i) accept the resignation of Ms. Alice Terry Ray as director, Treasurer and Secretary, effective as of the Closing Date, (ii) accept Mr. Phillip Ray’s resignation as President and Chief Executive Officer (effective as of the Closing Date) and as director (effective upon the expiration of time period required under Rule 14F-1), (iii) increase its Board of Directors to seven (7), and (iv) elect Mr. Tong Shiping to the Board of Directors as a director and Chairman of the Board. Upon compliance with Rule 14F-1, promulgated under the Exchange Act, the following persons will be appointed as directors of USCo: Howard S. Barth, Yang Bin, Gao Yang, Qu Zhong, Kong Xiaoyan and Cheng Weihong. In addition, USCo shall also, immediately upon the execution of this Agreement, appoint as officers of USCo the following persons: Mr. Tong Shiping as President and Chief Executive Officer of USCo, Ms. Wang Xinwei as Chief Financial Officer, Treasurer and Vice President of USCo, Mr. Li Yangqian as Chief Operating Officer and Vice President of USCo, and Mr. Yang Bin as Senior Vice President (General Manager, Head of Sales) of USCo and Ms. Cheng Weihong as Secretary and Senior Vice President (Head of Human Resources and General Administration) of USCo, in each case effective as of the date hereof.

Section 4.07 Exclusive Dealing Rights. Until 5:00 P.M. New York City time on November 12, 2008:

(a) In recognition of the substantial time and effort which USCo has spent and will continue to spend in investigating HKCo and its business and in addressing the matters related to the Contemplated Transactions, each of which may preempt or delay other management activities, neither HKCo, nor any of its officers, directors, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than USCo and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the HKCo Common Stock) or similar transactions involving HKCo (all such transactions being referred to as “HKCo Acquisition Transactions”), other than activities related to financings. If HKCo receives any proposal with respect to an HKCo Acquisition Transaction, it will immediately communicate to USCo the fact that it has received such proposal and the principal terms thereof.

(b) In recognition of the substantial time and effort which HKCo has spent and will continue to spend in investigating USCo and its business and in addressing the matters related to the Contemplated Transactions, each of which may preempt or delay other management activities, neither USCo, nor any of its officers, directors, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than HKCo and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the USCo Common Stock) (all such transactions being referred to as “USCo Acquisition Transactions”). If USCo receives any proposal with respect to a USCo Acquisition Transaction, it will immediately communicate to HKCo the fact that it has received such proposal and the principal terms thereof.

Section 4.08 Actions Prior to Closing.

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the USCo Schedules or HKCo Schedules or as permitted or contemplated by this Agreement, USCo (subject to paragraph (b) below) and HKCo respectively, will each:

(i) carry on its business in substantially the same manner as it has heretofore;

(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv) perform in all material respects all of its obligations under any material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v) use its best efforts to maintain and preserve intact its business organization, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after the date of this Agreement until the Closing Date, neither USCo nor HKCo will:

(i) make any changes in their Organizational Documents, including any change of name, except as contemplated by this Agreement;

(ii) take any action described in Section 1.07, in the case of HKCo, or in Section 2.07, in the case of USCo (all except as permitted therein or as disclosed in the HKCo Schedules or USCo Schedules, as applicable);

(iii) enter into or amend any contract, agreement, or other instrument of any of the types described in the HKCo Schedules or USCo Schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv) sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

Section 4.09 Indemnification.

(a) HKCo hereby agrees to indemnify USCo and each of the officers, agents and directors of USCo as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I. The indemnification provided for in this paragraph shall survive the Closing and consummation of Contemplated Transactions and termination of this Agreement for one (1) year following the Closing.

(b) The HKCo Stockholder, agrees to indemnify USCo and each of the officers, agents and directors of USCo as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Section 3.01. The indemnification provided for in this paragraph shall survive the Closing and consummation of the Contemplated Transactions and termination of this Agreement for one (1) year following the Closing.

(c) USCo hereby agrees to indemnify HKCo and each of the officers, agents, and directors of HKCo and the HKCo Stockholder as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II. The indemnification provided for in this paragraph shall survive the Closing and consummation of the Contemplated Transactions and termination of this Agreement for one (1) year following the Closing.

Section 4.10 The Acquisition of USCo Common Stock. USCo and HKCo understand and agree that the consummation of the Contemplated Transactions, including the issuance of the USCo Common Stock to HKCo Stockholder in exchange for the HKCo Common Stock as contemplated herein, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. USCo and HKCo agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each stockholder of HKCo shall execute and deliver to USCo a Suitability Letter and an Investment Representation Letter in substantially the same form as that attached hereto as Exhibit A and Exhibit B, respectively.

(b) In connection with the Contemplated Transactions, USCo and HKCo shall each file, with the assistance of the other party and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the stockholders of HKCo reside unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by such party to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, HKCo, the HKCo Stockholder, and USCo shall execute and deliver to the other party, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as HKCo or USCo and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d) The HKCo Stockholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the Contemplated Transactions are in fact exempt from registration or qualification.

Section 4.11 Sales of Securities Under Rule 144, If Applicable.

(a) USCo will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its stockholders can sell restricted securities that have been held for one (1) year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(b) Upon being informed in writing by any person holding restricted stock of USCo that such person intends to sell any shares under Rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), USCo will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person’s restricted stock under Rule 144, as may be applicable under the circumstances.

(c) If any certificate representing any such restricted stock is presented to USCo’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s), in each case with reasonable assurances that such endorsements are genuine and effective and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, USCo will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

(d) This Section 4.11 shall survive the closing of this Agreement for a period of two (2) years.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF USCO

The obligations of USCo under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by HKCo and the HKCo Stockholder in this Agreement were true when made and shall be true on the Closing Date with the same force and effect as if such representations and warranties were made on and as of the Closing Date. HKCo shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by HKCo prior to or at the Closing.

Section 5.02 Officer’s Certificate. USCo shall have been furnished with a certificate dated the Closing Date and signed by the sole director of HKCo, certifying that: (a) no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of HKCo, threatened, which might result in an action to enjoin or prevent the consummation of the Contemplated Transactions, or, to the extent not disclosed in the HKCo Schedules, by or against HKCo, which might result in any material adverse change in any of the assets, properties, business, or operations of HKCo, and (b) the conditions set forth in Sections 5.01, 5.04 and 5.05 have been satisfied.

Section 5.03 Good Standing. USCo shall have received a certificate of good standing from a qualified attorney in Hong Kong, dated as of a date prior to the Closing Date certifying that HKCo is in good standing as a corporation in Hong Kong.

Section 5.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the Contemplated Transactions.

Section 5.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the Contemplated Transactions, or for the continued operation of HKCo after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.06 Other Items. USCo shall have received such further opinions, documents, certificates or instruments relating to the Contemplated Transactions as USCo may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF HKCO
AND THE HKCO STOCKHOLDER

The obligations of HKCo and the HKCo Stockholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by USCo in this Agreement and by the Principal USCo Stockholders in the Indemnity Agreement to be delivered on the Closing Date (the “Indemnity Agreement”) were true when made and shall be true on the Closing Date with the same force and effect as if such representations and warranties were made on and as of the Closing Date. Each of USCo and each Principal USCo Stockholder shall have performed and complied with all covenants and conditions required by this Agreement and the Indemnity Agreement to be performed or complied with by USCo and the Principal USCo Stockholders (as the case may be) prior to or at the Closing.

Section 6.02 Officer’s Certificate. HKCo shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of USCo, certifying that: (a) no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of USCo threatened, which might result in an action to enjoin or prevent the consummation of the Contemplated Transactions, or, to the extent not disclosed in the USCo Schedules, by or against USCo, which might result in any material adverse change in any of the assets, properties or operations of USCo, and (b) the conditions set forth in Section 6.01, 6.04, and 6.05 have been satisfied.

Section 6.03 Good Standing. HKCo shall have received a certificate of good standing from the Secretary of State of Nevada or other appropriate office, dated as of a date within ten (10) days prior to the Closing Date, certifying that USCo is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the Contemplated Transactions.

Section 6.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the Contemplated Transactions, or for the continued operation of USCo after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.06 Other Items. HKCo and the HKCo Stockholder shall have received:

(a) An original counterpart to the Indemnity Agreement duly executed by each Principal USCo Stockholder; and

(b) further opinions, documents, certificates, or instruments relating to the Contemplated Transactions as HKCo and the HKCo Stockholder may reasonably request.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Brokers. USCo and HKCo agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation or execution of this Agreement or consummation of the Contemplated Transactions. USCo and HKCo each agree to indemnify the other party against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the Contemplated Transactions based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York. Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder. Each of the parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by facsimile, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to HKCo or
HKCo Stockholder, to:	Mr. Tong Shiping
No. 87 No. 8 Coastal Way, Floor 2, Construction Bank, FTZ
Tianjin Province, The People’s Republic of China
Tel: 86-22-2576-2771
Fax: 86-22-6627-1509

With copies to:	Robert S. Matlin, Esq.
K&L Gates LLP
599 Lexington Avenue
New York, NY 10022
Tel: 212-536-4066
Fax: 212-536-3901

If to USCo, to:	Phillip E. Ray
c/o Fresh Ideas Media, Inc.
4890 Silver Pine Drive
Castle Rock, CO 80108
Tel: 303-730-7939
Fax: 303-730-7947
Email: phileray@aol.com

With copies to:	Jody M. Walker, Attorney At Law
7941 S. Garfiels Way
Centennial, CO 80122
Tel: 303-840-7637
Fax: 303-482-2731
Email: jmwalker85@earthlink.net

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (a) upon receipt, if personally delivered, (b) on the day after dispatch, if sent by overnight courier, (c) upon dispatch, if transmitted by facsimile and receipt is confirmed by telephone, or (d) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality. Each party hereto agrees with the other parties that, unless and until the Contemplated Transactions have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (a) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (b) to the extent that such data or information must be used or disclosed in order to consummate the Contemplated Transactions. In the event of the termination of this Agreement, each party shall return to the other parties all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the Contemplated Transactions) or file any document, relating to this Agreement and Contemplated Transactions, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07 Schedules; Knowledge. The HKCo Schedules and USCo Schedules referred to herein and delivered pursuant to and attached to this Agreement (collectively, “Schedules”) are integral parts of this Agreement. Nothing in a Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail, including by cross-reference to another Schedule. The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the business of HKCo or USCo, as the case may be, or is outside the ordinary course of business. HKCo is responsible for preparing the HKCo Schedules and USCo is responsible for preparing the USCo Schedules. Each of the HKCo Schedules and the USCo Schedules will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement, and the disclosure in any such numbered and lettered section of the HKCo Schedules or the USCo Schedules, as the case may be, shall qualify and shall be deemed to qualify such other paragraphs in this Agreement to the extent such qualification is reasonably apparent regardless of the absence of any express cross-reference to such other paragraph. Each party is presumed to have full knowledge of all information set forth in the other party’s Schedules delivered pursuant to this Agreement.

Section 7.08 Third Party Beneficiaries. This contract is strictly between USCo, HKCo and the HKCo Stockholder, and, except as specifically provided, no director, officer, stockholder (other than the HKCo Stockholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09 Expenses. Subject to Section 7.04 above, whether or not the Exchange is consummated, each of USCo, the HKCo Stockholder and HKCo will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other Contemplated Transactions.

Section 7.10 Entire Agreement. This Agreement, together with the Schedules and any certificate or agreements delivered on the Closing Date, represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11 Survival; Termination. Except as otherwise set forth in this Agreement, the representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of Contemplated Transactions for a period of two (2) years.

Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other parties shall be construed as a waiver or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the Contemplated Transactions shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the Contemplated Transactions.

Section 7.15 References. References to Sections, Articles, Schedules or Exhibits in this Agreement shall be to Sections, Articles, Schedules or Exhibits to this Agreement unless explicitly provided otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first-above written.

By:	/s/ Phillip E. Ray
Name: Phillip E. Ray
Title: President

EVER AUSPICIOUS INTERNATIONAL LIMITED

By:	Bright Praise Enterprises Limited, its sole director

By:	/s/ Robert Choi
Name: Choi Chun Leung Robert
Title: Director

BRIGHT PRAISE ENTERPRISES LIMITED

By:	/s/ Robert Choi
Name: Choi Chun Leung Robert
Title: Director

[Signature Page to Share Exchange Agreement]

Exhibit A

SUITABILITY LETTER

TO:	FRESH IDEAS MEDIA, INC.

I make the following representations with the intent that they may be relied on by Fresh Ideas Media, Inc. (the “Company”), in determining my suitability as a purchaser of securities of the Company.

2. I have had the opportunity to ask questions of, and receive answers and information, from the officers of the Company and I deemed such information sufficient to make an investment decision in the Company.

3. I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company, its business activities, and the risks and merits of this prospective investment, and I am not utilizing a purchaser representative (as defined in regulation D (“Regulation D”) promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”)) in connection with the evaluation of such risks and merits, except as set forth in paragraph 3.

4. I shall provide a separate written statement from each purchaser representative on the Purchaser Representative Acknowledgment Form available from the Company, in which is disclosed (i) the relationship of the purchaser representative with the Company, if any, which has existed at any time during the previous two (2) years, and compensation received or to be received as a result of such relationship, and (ii) the education, experience, and knowledge in financial and business matters which enables the purchaser representative to evaluate the relative merits and risks of an investment in the Company.

5. The undersigned and the purchaser representatives listed above, if any, together have such knowledge and experience in financial and business matters that they are capable of evaluating the Company and the proposed activities thereof and the merits and risks of this prospective investment.

6. I have adequate means of providing for my current needs and possible personal contingencies and have no need in the foreseeable future for liquidity of an investment in the Company.

7. Instructions: Complete either (a) or (b) below, as applicable:

(a) FOR ACCREDITED INVESTORS. I confirm that I am an “accredited investor” as defined under rule 501 of Regulation D, as checked below:

(i) Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any small business investment company licensed by the U. S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Yes	☐	No

(ii) Any private business development company as defined in section 302(a)(22) of the Investment Advisers Act of 1940;

☐	Yes	☐	No

(iii) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Yes	☐	No

(iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Yes	☐	No

(v) Any natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

☐	Yes	☐	No

For purposes of category (v), the term “net worth” means the excess of total assets over total liabilities. In computing net worth for the purposes of category (v) above, the undersigned’s principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

(vi) Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Yes	☐	No

In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii); and

☐	Yes	☐	No

(viii) Any entity in which all of the equity owners are accredited investors.

☐	Yes	☐	No

(b) FOR NONACCREDITED INVESTORS. I am not an accredited investor.

The following information is being provided here in lieu of furnishing a personal financial statement.

(i) My net worth excluding principal residence, furnishings, and automobiles is at least _____ times the total investment I intend to make in the Company;

(ii) My annual disposable income, after excluding all of my personal and family living expenses and other cash requirements for current obligations, is such that the loss of my entire investment in the Company would not materially alter my standard of living;

☐	Yes	☐	No

(iii) Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

☐	Yes	☐	No

(b) FOR NONACCREDITED INVESTORS. I am not an accredited investor.

The following information is being provided here in lieu of furnishing a personal financial statement.

(i) My net worth excluding principal residence, furnishings, and automobiles is at least _____ times the total investment I intend to make in the Company;

(ii) My annual disposable income, after excluding all of my personal and family living expenses and other cash requirements for current obligations, is such that the loss of my entire investment in the Company would not materially alter my standard of living;

☐	Yes	☐	No

(iii) Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

☐	Yes	☐	No

8. I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information provided me.

9. I have personally communicated or been offered the opportunity to communicate with executive officers of the Company to discuss the business and financial affairs of the Company, its products and activities, and its plans for the future. I acknowledge that if I would like to further avail myself of the opportunity to ask additional questions of the Company, the Company will make arrangements for such an opportunity on request.

10. I have been advised that no accountant or attorney engaged by the Company is acting as my representative, accountant, or attorney.

11. I will hold title to my interest as follows:

☐	Community Property	☐	Separate Property

☐	Joint Tenants, with Right of Survivorship	☐	Tenants in Common

		☐	Other (Single Person, Trust, etc., please indicate.)

12. I am a bona fide resident of the state of __________. The address below is my true and correct principal residence.

DATED this ____ day of __________, 2008.

Name (Please Print)	Name of Joint Subscriber, If Any

Signature	Signature

Street Address	Street Address

City, State, and Zip Code	City, State, and Zip Code

Exhibit B

INVESTMENT LETTER

FRESH IDEAS MEDIA, INC.

Re: Purchase of shares of Common Stock of Fresh Ideas Media, Inc.

Gentlemen:

In connection with the acquisition by the undersigned of shares of Common Stock of Fresh Ideas Media, Inc. (the “Securities”), the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the “Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act. It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the subject Securities can only be effected in transactions which are not considered distributions. Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act (“Rule 144”). After one (1) year from the date the Securities are fully paid for and the subscription is accepted by the issuer, all as calculated in accordance with Rule 144(d), sales of the Securities in reliance on Rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two (2) years from the date the Securities are fully paid for, as calculated in accordance with Rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three (3) months) an affiliate of the issuer.

B-1

Exhibit B

Fresh Ideas Media, Inc.

Page Two

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if Rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on Rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make Rule 144 available, except as may be expressly agreed to by it in writing; in the event Rule 144 is not available, compliance with regulation A promulgated under the Securities Act or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the convertible promissory notes and warrants composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the Securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein. The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

Very truly yours,

Dated:
(Subscriber)

(Joint Subscriber)

B-2

HKCo Schedules

Schedule 1.01 - Organization

See attached.

Schedule 1.03 - Subsidiaries

Ever Auspicious International Limited’s (the “Company”) wholly owned operating subsidiary is Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd. (formerly Tianjin Shisheng Investment Group Co. Ltd.) (“Shisheng”), a company formed under the laws of the People’s Republic of China (the “PRC” or “China”) and doing business in the PRC.

Shisheng has three majority-owned operating subsidiaries, Tianjin Hengjia Port Logistics Corp. (“Hengjia”), Tianjin Ganghui Information Technology Corp. (“Ganghui”), and Tianjin Zhengji International Trading Corp. (“Zhengji”), each of which is a company formed under the laws of the PRC and is doing business in the PRC. The Company operates through its operating subsidiaries, Shisheng, Hengjia, Ganghui and Zhengji.

Schedule 1.04 - Financial Statements

Reference is made to Exhibits 99.1 and 99.2 of the Current Report on Form 8-K filed by Fresh Ideas Media, Inc. on September 10, 2008.

Schedule 1.09 - Material Contracts

1. Lease Agreement, effective as of March 31, 2003 between China Construction Bank Tianjin Tariff-free Zone Branch and Tianjin Shisheng Investment Group Ltd.

2. Lease Agreement, effective as of January 1, 2007, between Tianjin Port International Car Exhibit Center and Tianjin Shisheng Investment Group Ltd.

3.  Supplementary Agreement, dated as of December 8, 2007, between Tianjin Port International Car Exhibit Centre and Tianjin Shisheng Investment Group Ltd.

4. During 2007, Cheng Weihong, the Secretary and Chairwoman of Shisheng, made non-interest bearing loans to Shisheng from time to time to meet working capital needs of Shisheng. As of December 31, 2006, the outstanding balance of such loans was $9,881,836. For the year ended December 31, 2007, Shisheng made borrowings in an aggregate amount of $114,514,111 from Cheng Weihong, and Shisheng made repayments in an aggregate amount of $125,243,219. As of December 31, 2007, the outstanding balance due from Shisheng to Cheng Weihong was $306,088. The transactions were approved by all the directors and stockholders of Shisheng.

For the six months ended June 30, 2008, Shisheng made aggregate borrowings from Cheng Weihong of $69,711,751 and aggregate repayments of $69,883,086. As of June 30, 2008, the outstanding balance due to Cheng Weihong was $150,628. The transactions were approved by all the directors and stockholders of Shisheng.

5. Each of the executive officers of Shisheng have entered into standard employment contracts with Shisheng. The contracts have one-year terms and are otherwise consistent with the standard form prescribed by the Tianjin Labor and Social Security Administration. None of the employment contracts provide for annual total compensation payments in excess of $100,000.

6.  On November 1, 2007, the Company entered into a Share Exchange Agreement with Cheng Weihong, Xia Qiming, and Qian Yuxi, pursuant to which the Sellers transferred their interest in Shisheng to the Company for an aggregate purchase price of RMB 95,000,000. As a result of this transaction, the Company owns all of the capital stock of Shisheng.

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

EVER AUSPICIOUS INTERNATIONAL LIMITED
恒瑞國際有限公司

Incorporated on 17 OCTOBER 2007

HONG KONG

No. 1176425

[COPY]

COMPANIES ORDINANCE
(CHAPTER 32)

CERTIFICATE OF INCORPORATION

I hereby certify that

EVER AUSPICIOUS INTERNATIONAL LIMITED
恒瑞國際有限公司

is this day incorporated in Hong Kong under the Companies Ordinance, and that this Company is limited.

Issued by the undersigned on 17 OCTOBER 2007

(Sd.) Miss Nancy O. S. YAU

Miss Nancy O. S. YAU

For Registrar of Companies
Hong Kong

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

EVER AUSPICIOUS INTERNATIONAL LIMITED
恒瑞國際有限公司

First:- The name of the Company is "EVER AUSPICIOUS INTERNATIONAL LIMITED 恒瑞國際有限公司 ".

Second:- The Registered Office of the Company will be situated in Hong Kong.

Third:- The liability of the Members is limited.

Fourth:- The Share Capital of the Company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each with the power for the company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

****

1

We, the several persons, whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each subscriber
For and on behalf of SUCCESS NOMINEE SECRETARIAL LIMITED 駿業秘書代理有限公司 (Sd.) SUCCESS NOMINEE SECRETARIAL LIMITED .... Authorized Signature(s) 13/F., TUNG SUN COMMERCIAL CENTRE, 200 LOCKHART ROAD, WANCHAI, HONG KONG. CORPORATION	1
Total Number of Shares Taken…..	1

Dated on 12 OCTOBER 2007
WITNESS to the above signatures:

(Sd.) RUBY TSENG
SECRETARY
13/FL., TUNG SUN COMMERCIAL CENTRE,
200 LOCKHART ROAD, WANCHAI,
HONG KONG.

2

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

EVER AUSPICIOUS INTERNATIONAL LIMITED
恒瑞國際有限公司

Preliminary

1. The regulations contained in Table "A" in the First Schedule to the Companies Ordinance (Chapter 32) shall apply to the Company save in so far as they are hereby expressly excluded or modified. In case of conflict between the provisions of Table "A" and these presents, the provisions herein contained shall prevail.

2. The company is a private company and accordingly :-

   (a) the right to transfer shares is restricted in manner hereinafter prescribed;

   (b) the number of members of the company (exclusive of persons who are in the employment of the company and of persons who having been formerly in the employment of the company were while in such employment and have continued after the determination of such employment to be members of the company) is limited to 50. Provided that where 2 or more persons hold one or more shares in the company jointly they shall for the purpose of this regulation be treated as a single member;

   (c) any invitation to the public to subscribe for any shares or debentures of the company is prohibited.

Transfer of Shares

3. The Directors may decline to register any transfer of shares to any person without giving any reason therefor. The Directors may suspend the registration of transfers during the twenty-one days immediately preceding the Ordinary General Meeting in each year. The Directors may decline to register any instrument of transfer, unless (a) a fee not exceeding two dollars is paid to the Company in respect thereof, and (b) the instrument of transfer is accompanied by the Certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

Chairman of Directors

4. The Directors may elect a chairman of their meetings, and determine the period for which he is to hold office, and unless otherwise determined the chairman shall be elected annually. If no chairman is elected, or if at any meeting the chairman is not present within half an hour of the time appointed for holding the same, the Directors present shall choose someone of their number to be the chairman of such meeting.

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5. Unless and until the Company in General Meeting shall otherwise determine, the number of Directors shall not be less than one. The first Director(s) of the Company shall be nominated in writing by the subscriber(s) to the Memorandum of Association.

6. A Director who is about to go away from or is absent from Hong Kong may with the approval of the majority of the other Directors nominate any person to be his substitute and such substitute whilst he holds office as such shall be entitled to notice of Meetings of the Directors and to attend and vote thereat accordingly and he shall ipso facto vacate office if and when the appointor returns to Hong Kong or vacate office as a Director or removes the substitute from office and any appointment and removal under this Article shall be effected by notice in writing under the hand of or by cable from the Director making the same. A Director may appoint (subject as above provided) one of the other Directors to be his substitute who shall thereupon be entitled to exercise (in addition to his own right of voting as a Director) such appointor's rights at Meetings of the Directors.

7. At the Ordinary General Meeting to be held next after the adoption of these Articles and at every succeeding Ordinary General Meeting all Directors, except Permanent Directors if any are appointed, shall retire from office and shall be eligible for re-election.

8. A Director shall not require any qualification shares.

9. The office of a Director shall be vacated if the Director: -

(a) resigns his office by notice in writing to the Company; or

(b) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c) becomes of unsound mind.

10. (a) No Director shall be disqualified from his office by contracting with the Company, nor shall any such contract or any contract entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract by reason only of such Director holding that office, or of the fiduciary relations thereby established but it is declared that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract is determined on if his interest then exists, or, in any other case, at the first meeting of the Directors after the acquisition of his interest. A Director may vote in respect of any contract or arrangement in which he is interested.

(b) A Director of the Company may be or become a Director of any company promoted by this Company or in which it may be interested as a vendor, shareholder or otherwise and no such Director shall be accountable for any benefits received as a Director or shareholder of such company.

11. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their Meetings as they think fit and determine the quorum necessary for the transaction of business. Until otherwise determined, one Director shall constitute a quorum.

12. Any casual vacancy occurring in the Board of Directors may be filled up by the Directors, but the person so chosen shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

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13. Subject to the provisions of Article 6 hereof, the Directors shall have power at any time, and from time to time, to appoint a person as an additional Director who shall retire from office at the next following Ordinary General Meeting, but shall be eligible for election by the Company at that meeting as an additional Director.

14. The Company may by special resolution remove any Director and may by an ordinary resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

15. Any Resolution of the Board of Directors in writing signed by the majority of the Directors, in whatever part of the world they may be, shall be valid and binding as a resolution of the Directors provided that notice shall have been given to all the Directors of the Company capable of being communicated with conveniently according to the last notification of address by each such Director given to the Registered Office of the Company.

16. Where any notice is required either by these Articles, by Table "A", by the Ordinance or otherwise, to be given to any Director or to any Member of the Company, such shall be valid if given by cable and where any consent, agreement, signature, notice by or authority from any Director or Member of the Company such shall be good and valid if given by cable in spite of the fact that neither the cable nor the document by which the cable is sent bears a written signature. This clause shall not apply to Special Resolutions.

Powers of Directors

17. The Directors, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company in General Meeting subject nevertheless to the provisions of the Companies Ordinance (Chapter 32), to these Articles, and to any regulations from time to time made by the Company in General Meetings, provided that no such regulation so made shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

18. Without prejudice to the general powers conferred by the preceding Article and the other powers conferred by these Articles, it is hereby expressly declared that the Directors shall have the following powers, that is to say, power: -

    (1) To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company.

    (2) To purchase or otherwise acquire for the Company or sell or otherwise dispose of any property, rights or privileges which the Company is authorised to acquire at such price and generally on such terms and conditions as they shall think fit.

    (3) To engage, suspend or dismiss the employees of the Company, and to fix and vary their salaries or emoluments.

    (4) To institute, conduct, defend, compromise or abandon any legal proceedings by or against the Company or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company.

    (5) To refer any claims or demands by or against the Company to arbitration and observe and perform the awards.

    (6) To make and give receipts, releases and other discharges for moneys payable to the Company, and for claims and demands of the Company.

5

(7) To invest, lend or otherwise deal with any of the moneys or property of the Company in such manner as they think fit having regard to the Company's Memorandum of Association and from time to time to vary or realise any such investment.

(8) To borrow money on behalf of the Company, and to pledge, mortgage or hypothecate any of the property of the Company.

(9) To open a current account with themselves for the Company and to advance any money to the Company with or without interest and upon such terms and conditions as they shall think fit.

(10) To enter into all such negotiations and contracts and rescind and vary all such contracts and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for, or in relation to, any of the matters aforesaid, or otherwise for the purposes of the Company.

(11) To give to any Director, officer or other person employed by the Company a commission on the profits of any particular business or transaction, and such commission shall be treated as part of the working expenses of the Company, and to pay commissions and make allowances (either by way of a share in the general profits of the Company or otherwise) to any person introducing business to the Company or otherwise promoting or serving the interest thereof.

(12) To sell, improve, manage, exchange, lease, let, mortgage or turn to account all or any part of the land, property, rights and privileges of the Company.

(13) To employ, invest or otherwise deal with any Reserve Fund or Reserve Funds in such manner and for such purposes as the Directors may think fit.

(14) To execute, in the name and on behalf of the Company, in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company's property (present or future) as they think fit, and any such mortgage may contain a power of sale and such other powers, covenants and provision as shall be agreed upon.

(15) From time to time to provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as they think fit.

(16) From time to time to make, vary or repeal rules and by-laws for the regulation of the business of the Company, its officers and servants.

(17) To delegate any or all of the powers herein to any Director or other person or persons as the Directors may at any time think fit.

19. Clause 81 of Table "A" shall not apply.

Seal and Cheques

20. The Seal of the Company shall be kept by the Board of Directors and shall not be used except with their authority.

21. Every document required to be sealed with the Seal of the Company shall be deemed to be properly executed if sealed with the Seal of the Company and signed by the Chairman of the Board of Directors, or such person or persons as the Board may from time to time authorised for such purpose.

6

22. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, shall be made, signed, drawn, accepted and endorsed, or otherwise executed by the person or persons from time to time authorised by a resolution of the Board of Directors.

General Meetings

23. For all purposes, the quorum for all general meetings shall be at least one member personally present and holding either in his own right or by proxy at least fifty-one per cent of the paid-up capital of the Company, and no business shall be transacted at any General Meeting unless the requisite quorum be present at the commencement of the business.

24. A resolution in writing signed by all the shareholders shall be as valid and effectual as a resolution passed at a general meeting duly convened and held.

Votes of Members

25. All voting of members in respect of any matter or matters shall be by poll and every member present in person or by proxy shall have one vote for each share of which he is the holder.

Divisions of Profits

26. The net profits of the Company in each year shall be applied in or towards the formation of such reserve fund or funds and in or towards the payment of such dividends and bonuses as the Directors subject to the approval of the Company in General Meeting may direct.

27. No dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company.

28. A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

29. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or for other moneys payable in respect of such share.

30. The Directors may retain any dividends payable on shares on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

31. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for benefit of the Company until claimed.

Secretary

32. The First Secretary of the Company shall be **SUCCESS CORPORATE SERVICES LIMITED**（駿衆會計秘書服務有限公司）who may resign from this office upon giving notice to Company of such intention and such resignation shall take effect upon the expiration of such notice or its earlier acceptance.

Notice

33. Any notice required to be given to the shareholders under these Articles may be in Chinese or English or both.

7

Names, Addresses and Descriptions of Subscribers
For and on behalf of SUCCESS NOMINEE SECRETARIAL LIMITED 駿業秘書代理有限公司 (Sd.) SUCCESS NOMINEE SECRETARIAL LIMITED .... Authorized Signature(s) 13/F., TUNG SUN COMMERCIAL CENTRE, 200 LOCKHART ROAD, WANCHAI, HONG KONG. CORPORATION

Dated on 12 OCTOBER 2007
WITNESS to the above signatures:

(Sd.) RUBY TSENG
SECRETARY
13/FL., TUNG SUN COMMERCIAL CENTRE,
200 LOCKHART ROAD, WANCHAI,
HONG KONG.

8

USCo Schedules

Schedule 2.01 - Organization

See attached.

Schedule 2.14 - Bank Accounts

(a)	Compass Bank
568 Castle Pines Parkway
Castle Rock, CO 80108
Account Number #2504562789
Signatories - Phillip E. Ray and A. Terry Ray

(b)	None

(c)	Delivered separately.

(d)	None

(e)	Phillip E. Ray, President, Chief Executive Officer, Director
A. Terry Ray, Treasurer, Secretary, Director

Schedule 7.01 - Brokers

None

ARTICLES OF INCORPORATION
OF
FRESH IDEAS MEDIA, INC.

The undersigned Incorporator, being a natural person of the age of eighteen (18) years or more and desiring to form a body corporate under the laws of the State of Nevada, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada these Articles of Incorporation:

ARTICLE I
NAME

The name of the Corporation is: Fresh Ideas Media, Inc.

ARTICLE II
PERIOD OF DURATION

This Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

ARTICLE III
CAPITAL STRUCTURE

Section 1. Authorized Capital. The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation shall have authority to issue is One Hundred Million (100,000,000). The total number of shares of Preferred Stock the Corporation shall have authority to issue is Five Million (5,000,000). The total number of shares of Common Stock the Corporation shall have authority to issue is Ninety Five Million (95,000,000). The Preferred Stock shall have a par value of $0.001 and the Common Stock shall have a par value of $0.001.

Section 2. Preferred Stock. The Corporation, by resolution of its Board of Directors, may divide and issue the Preferred Stock in series. Preferred Stock of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with the authority to divide the class of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the Nevada Corporation Code in respect to the following:

1

1. The number of shares to constitute such series, and the distinctive designations thereof;

(a) The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
(b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
(c)  The amount payable upon shares in event of involuntary liquidation;
(d)  The amount payable upon shares in event of voluntary liquidation;
(e)  Sinking fund or other provisions, if any, for the redemption or purchase of shares;
(f)  The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
(g)  Voting powers, if any; and
(h)  Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

Section 3. Common Stock. The holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

The rights of holders of Common Stock to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Stock fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuances of one or more series of the Preferred Stock.

Section 4. Assessment and Consideration. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and, upon the receipt of said consideration, when issued shall be fully paid and nonassessable shares.

2

ARTICLE IV
OFFICES AND AGENT

Section 1. Initial Registered Office and Initial Registered Agent. The address of the Corporation's initial registered office and the name of its initial registered agent at that office are:
Incorp Services, Inc. 3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada 89120

Section 2. Initial Principal Office. The address of the Corporation's initial principal office is:
558 Castle Pines Pkwy Suite B4-158
Castle Rock, Colorado 80108

ARTICLE V
PURPOSES

The purposes for which the Corporation is organized are as follows:

(a) To engage in all lawful business; and

(b) To have, enjoy and exercise all of the rights, powers and privileges conferred upon corporations incorporated pursuant to Nevada law, whether now or hereafter in effect and whether or not herein specifically mentioned.

The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the transaction of other business, the pursuit of other purposes, or the exercise of other and further rights and powers that may now or hereafter be permitted or provided by law.

ARTICLE VI
QUORUM FOR SHAREHOLDERS' MEETINGS

Unless otherwise provided in the bylaws, fifty on percent (51%) of the outstanding shares shall constitute a quorum at any meeting of shareholders.

3

ARTICLE VII
BOARD OF DIRECTORS

The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors.

The number of directors shall be fixed in accordance with the bylaws.

ARTICLE VIII
CUMULATIVE VOTING

Cumulative voting shall not be permitted in the election of directors.

ARTICLE IX
PREEMPTIVE RIGHTS

No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any unissued shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation or securities convertible into shares or carrying stock purchase warrants or privileges.

ARTICLE X
LIMITATION ON DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 78.7502 and other sections of the Nevada Corporation Code; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Nevada Corporation Code is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Nevada Corporation Code as so amended. Any repeal or modification of this Article X shall not adversely affect any right or protection of a director of the Corporation under this Article X, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article X, prior to such repeal or modification.

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ARTICLE XI
INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees and costs of litigation) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan.

The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

ARTICLE XII
INTERESTED CONTRACTS

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, firm association, or entity in which one or more of its directors are directors or officers or are financially interested, shall be void or voidable solely for this reason, or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transactions or solely because their votes are counted for such purpose if (i) the material facts of such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even through the disinterested directors be less than a quorum; or (ii) the material facts of such relationship or interest and as to the contract or transaction are disclosed or known to the shareholders entitled to vote, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or (iii) the contract or transaction is fair and reasonable to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

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ARTICLE XIII
INITIAL BOARD OF DIRECTORS

The initial board of directors of the Corporation shall consist of not less than 1 and not more than 9 members. The names of the initial directors are:

NAME: Phil E. Ray

ARTICLE XIV
INCORPORATOR

The name and address of the incorporator is: Phil E. Ray 558 Castle Pines Pkwy, Suite B4-158, Castle Rock Colorado 80108

ARTICLE XV
RESERVATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

ARTICLE XVI
EFFECTIVE DATE AND TIME

These Articles of Incorporation shall become effective upon filing.

On behalf of Fresh Ideas Media, Inc., the undersigned, by his signature below, does hereby confirm, under penalty of perjury, that the foregoing Articles of Incorporation of Fresh Ideas Media, Inc. constitute the act and deed of Fresh Ideas Media, Inc. and the facts stated herein are true.

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Fresh Ideas Media, Inc. hereby consents to the appointment as the initial registered agent for the Corporation.

Registered Agent:
Incorp Services, Inc. 3155 E. Patrick Lane Suite 1, Las Vegas, Nevada 89120.

IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 18th day of February, 2005.

Phil E. Ray, Incorporator

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BYLAWS

OF

FRESH IDEAS MEDIA, INC.
(As amended on October 19, 2007)

ARTICLE I
OFFICES

The registered office of Fresh Ideas Media, Inc. (the “Corporation”), shall be located in the State of Nevada. The Corporation may have its principal office and such other offices either within or without the State of Nevada as the Board of Directors of the Corporation (the “Board”) may designate or as the business of the Corporation may require.

The registered office of the Corporation in the Articles of Incorporation (the “Articles”) need not be identical with the principal office.

ARTICLE II
SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held each year on a date and at a time and place to be determined by resolution of the Board, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders.

Section 2. Special Meetings. Special meetings of the shareholders for any purpose, unless otherwise provided for by statute, may be called by the president, the Board or by the president at the request of the holders of not less than one-tenth of all the shares of the Corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The Board may designate any place, either within or without the State of Nevada, as the place of meeting for any annual or special meeting. If no designation is made, the place of meeting shall be the registered office of the Corporation in the State of Nevada.

Section 4. Notice of Meeting. Written notice, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered as the laws of the State of Nevada shall provide.

Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date (the “Record Date”) for any such determination of shareholders, which date shall be not more than 50 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no Record Date is fixed by the Board, the Record Date for any such purpose shall be ten days before the date of such meeting or action. The Record Date determined for the purpose of ascertaining the number of shareholders entitled to notice of or to vote at a meeting may not be less than ten days prior to the meeting. When a Record Date has been determined for the purpose of a meeting, the determination shall apply to any adjournment thereof.

Section 6. Quorum. If less than a quorum of the outstanding shares as provided for in the Articles are represented at a meeting, such meeting may be adjourned without further notice for a period which shall not exceed 60 days. At such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Once a quorum is present at a duly organized meeting, the shareholders present may continue to transact business until adjournment, notwithstanding any departures of shareholders during the meeting which leave less than a quorum.

Section 7. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. Proxies shall be in such form as shall be required by the Board of Directors and as set forth in the notice of meeting and/or proxy or information statement concerning such meeting.

Section 9. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine as evidenced by a duly certified copy of either the bylaws or corporate resolution.

Neither treasury shares nor shares held by another corporation, if the majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares held by an administrator, executor, guardian or conservator may be voted by such fiduciary, either in person or by proxy, without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by a trustee without a transfer of the shares into such trust.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver, without the transfer thereof into the name of such receiver if authority so to do is contained in an appropriate order of the court by which the receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred on the books of the Corporation into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 10. Action by Consent of all Shareholders. Any action required to be taken, or which may be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except That if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given. Such written consent or consents shall be filed with the minutes of the Corporation. Such action by written consent of all entitled to vote shall have the same force and effect as a unanimous vote of such shareholders.

Section 11. Inspectors. The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.

ARTICLE III
BOARD OF DIRECTORS

Section 1. General Powers. The Board shall have the power to manage the business and affairs of the Corporation in such manner as it sees fit. In addition to the powers and authorities expressly conferred upon it, the Board may do all lawful acts which are not directed to be done by the shareholders by statute, by the Articles or by these Bylaws.

Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall not be less than one. Each director shall hold office until the next annual meeting of shareholders and until a successor director has been elected and qualified, or until the death, resignation or removal of such director. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

Section 3. Regular Meetings. A regular meeting of the Board shall be held, without other notice than this Bylaw, immediately after and at the same place as the annual meeting of shareholders. The Board may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings, without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board called by them.

Section 5. Telephonic Meetings. Members of the Board and committees thereof may participate and be deemed present at a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time.

Section 6. Notice. Notice of any special meeting of the Board shall be given by telephone, telegraph or written notice sent by mail. Notice shall be delivered at least one day prior to the meeting (five days before the meeting if the meeting is held outside the State of Nevada) if given by telephone or telegram or if delivered personally. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered by the telegraph company. Written notice may be delivered by mail to each director at such director’s business or home address and, if mailed, shall be delivered at least five days prior to the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the total membership of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, but if a quorum shall not be present at any meeting or adjournment thereof, a majority of the directors present may adjourn the meeting without further notice.

Section 8. Action by Consent of All Directors. Any action required to be taken, or which may be taken at a meeting of the Board may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such written consent or consents shall be filed with the minutes of the Corporation. Such action by written consent of all entitled to vote shall have the same force and effect as a unanimous vote of such directors at a meeting of directors at which a quorum is present.

Section 9. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be an act of the Board.

The order of business at any regular or special meeting of the Board shall be:

1.	Record of those present.
2.	Secretary’s proof of notice of meeting, if notice is not waived.
3.	Reading and disposal of unapproved minutes, if any.
4.	Reports of officers, if any.
5.	Unfinished business, if any.
6.	New business.
7.	Adjournment.

Section 10. Vacancies. Any vacancy occurring in the Board by reason of an increase in the number specified in these Bylaws, or for any other reason, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board may remain at the time such meeting considering filling such vacancies is held.

Section 11. Compensation. By resolution of the Board, the directors may be paid their expenses, if any, for attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board and a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor or from receiving compensation for any extraordinary or unusual services as a director.

Section 12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the dissent of such director shall be entered in the minutes of the meeting, filed in writing with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by registered mail to the Secretary of the Corporation immediately after the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 13. Executive or Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have all of the authority of the Board, but no such committee shall have the authority of the Board in reference to amending the Articles, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the Bylaws. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

Any action required to be taken, or which may be taken at a meeting of a committee designated in accordance with this Section of the Bylaws, may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all those entitled to vote with respect to the subject matter thereof. Such written consent or consents shall be filed with the minutes of the Corporation. Such action by written consent of all entitled to vote shall have the same force and effect as a unanimous vote of such persons.

Section 14. Resignation of Officers or Directors. Any director or officer may resign at any time by submitting a resignation in writing. Such resignation takes effect from the time of its receipt by the Corporation unless a date or time is fixed in the resignation, in which case it will take effect from that time. Acceptance of the resignation shall not be required to make it effective.

Section 15. Notice Requirements for Director Nominations. Any nomination for election to the Board of Directors by the stockholders otherwise than pursuant to Board resolution must be submitted to the Corporation’s secretary no later than 25 days and no more than 60 days prior to the meeting of stockholders at which such nominations are to be submitted. In the event notice of the meeting at which such nomination is desired to be submitted is not mailed or otherwise sent to the stockholders of the Corporation at least 30 days prior to the meeting, the Corporation must receive the notice of intent to nominate no later than seven days after notice of the meeting is mailed or sent to the stockholders by the Corporation. Notices to the Corporation’s Secretary of intent to nominate a candidate for election as a director must give the name, age, business address and principal occupation of such nominee and the number of shares of stock of the Corporation held by such nominee within seven days after filing of the notice, a signed and completed questionnaire relating to the proposed nominee (which questionnaire will be supplied by the Corporation to the person submitting the notice) must be filed with the Secretary of the Corporation. Unless this notice procedure is followed, the chairman of a stockholders’ meeting may declare the nomination defective and it may be disregarded.

ARTICLE IV
OFFICERS

Section 1. Number. The officers of the Corporation shall be a president, a secretary and a treasurer, all of whom shall be executive officers and each of whom shall be elected by the Board, and such other officers as the Board may designate from time to time. A Chairman of the Board, Vice Chairman of the Board and one or more Vice Presidents shall be executive officers if the Board so determines by resolution. Such other officers and assistant officers, as may be deemed necessary, shall be designated administrative assistant officers and may be appointed and removed as the Chief Executive Officer decides. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2. Election and Term of Office. The executive officers of the Corporation, to be elected by the Board, shall be elected annually by the Board at its first meeting held after each annual meeting of the shareholders or at a convenient time soon thereafter. Each executive officer shall hold office until the resignation of such officer or until a successor shall be duly elected and qualified, until the death of such executive officer, or until removal of such officer in the manner herein provided.

Section 3. Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any executive office because of death, resignation, removal, disqualification or otherwise may be filled by the Board for the unexpired portion of the term.

Section 5. The Chairman of the Board. If a Chairman of the Board (the “Chairman”) shall be elected by the Board, the Chairman shall preside at all meetings of the shareholders and of the Board. The Chairman may sign, with the officers authorized by the Chief Executive Officer or the Board, certificates for the shares of the Corporation and shall perform such other duties as from time to time are assigned by the Chief Executive Officer or the Board. The Chairman of the Board may be elected as the Chief Executive Officer, in which case the Chairman shall perform the duties hereinafter set forth in Article IV, Section 7, of these Bylaws.

Section 6. The President. The President may sign, with the officers authorized by the Chief Executive Officer or the Board, certificates for shares of the Corporation and shall perform such other duties as from time to time are assigned by the Chief Executive Officer or the Board. The President may be elected as the Chief Executive Officer of the Corporation, in which case, the President shall perform the duties hereinafter set forth in Article IV, Section 7, of these Bylaws.

Section 7. The Chief Executive Officer. If no Chairman shall be elected by the Board, the President shall be the Chief Executive Officer of the Corporation. If a Chairman is elected by the Board, the Board shall designate, as between the Chairman and the President, who shall be the Chief Executive Officer. The Chief Executive Officer shall be, subject to the control of the Board, in general charge of the affairs of the Corporation. The Chief Executive Officer may sign, with the other officers of the Corporation authorized by the Board, deeds, mortgages, bonds, contracts or other instruments whose execution the Board has authorized, except in cases where the signing and execution thereof shall be expressly delegated by the Board or these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

Section 8. The Vice Chairman of the Board. If a Chairman shall be elected by the Board, the Board bay also elect a Vice Chairman of the Board (the “Vice Chairman”). In the absence of the Chairman or in the event of the death or inability or refusal to act of the Chairman, the Vice Chairman shall perform the duties of the Chairman and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chairman. The Vice Chairman may sign, with the other officers authorized by the Chief Executive Officer or the Board, certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned by the Chief Executive Officer or the Board.

Section 9. The Vice President. In the absence of the President or in the event of the death or inability or refusal to act of the President, the Vice President shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the event there is more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election, shall perform the duties of the President and, when so acting, shall have all the powers of and shall be subject to all the restrictions upon the President. Any Vice President may sign, with the other officers authorized by the Chief Executive Officer or the Board, certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned by the Chief Executive Officer or the Board.

Section 10. The Secretary. Unless the Board otherwise directs, the Secretary shall keep the minutes of the shareholders’ and directors’ meetings in one or more books provided for that purpose. The Secretary shall also see that all notices are duly given in accordance with the law and the provisions of the Bylaws; be custodian of the corporate records and the seal of the Corporation; affix the seal or direct its affixation to all documents, the execution of which on behalf of the Corporation is duly authorized; keep a list of the address of each shareholder; sign, with the other officers authorized by the Chief Executive Officer or the Board, certificates for shares of the Corporation; have charge of the stock transfer books of the Corporation and perform all duties incident to the office of Secretary and such other duties as may be assigned by the Chief Executive Officer or by the Board.

Section 10. The Treasurer. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of the Bylaws. The Treasurer may sign, with the other officers authorized by the Chief Executive Officer or the Board, certificates for shares of the Corporation and shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board.

Section 11. Assistant Officers. The Chief Executive Officer may appoint such other officers and agents as may be necessary or desirable for the business of the Corporation. Such other officers shall include one or more assistant secretaries and treasurers who shall have the power and authority to act in place of the officer for whom they are elected or appointed as an assistant in the event of the officer’s inability or unavailability to act in his official capacity. The assistant secretary or secretaries or assistant treasurer or treasurers may sign, with the other officers authorized by the Chief Executive Officer or the Board, certificates for shares of the Corporation. The assistant treasurer or treasurers shall, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board.

Section 12. Salaries. The salaries of the executive officers shall be fixed by the Board and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation. The salaries of the administrative assistant officers shall be fixed by the Chief Executive Officer.

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 2. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.

ARTICLE VI
CERTIFICATES FOR SECURITIES AND THEIR TRANSFER

Section 1. Certificates for Securities. Certificates representing securities of the Corporation (the “Securities”) shall be in such form as shall be determined by the Board. To be effective, such certificates for Securities (the “Certificates”) shall be signed by (i) the Chairman or Vice Chairman or by the President or a Vice President; and (ii) the Secretary or an assistant Secretary or by the Treasurer or an assistant treasurer of the Corporation. Any of all of the signatures may be facsimiles if the Certificate is either countersigned by the transfer agent, or countersigned by the facsimile signature of the transfer agent and registered by the written signature of an officer of any company designated by the Board as registrar of transfers so long as that officer is not an employee of the Corporation.

A Certificate signed or impressed with the facsimile signature of an officer, who ceases by death, resignation or otherwise to be an officer of the Corporation before the Certificate is delivered by the Corporation, is valid though signed by a duly elected, qualified and authorized officer, provided that such Certificate is countersigned by the signature of the transfer agent or facsimile signature of the transfer agent of the Corporation and registered as aforesaid.

All Certificates shall be consecutively numbered or otherwise identified. Certificates shall state the jurisdiction in which the Corporation is organized, the name of the person to whom the Securities are issued, the designation of the series, if any, and the par value of each share represented by the Certificate, or a statement that the shares are without par value. The name and address of the person to whom the Securities represented hereby are issued, the number of Securities, and date of issue, shall be entered on the Security transfer books of the Corporation. All Certificates surrendered to the Corporation for transfer shall be cancelled and no new Certificate shall be issued until the former Certificate for a like number of shares shall have been surrendered and cancelled, except that, in case of a lost, destroyed or mutilated Certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

Section 2. Transfer of Securities. Transfers of Securities shall be made only on the security transfer books of the Corporation by the holder of record thereof, by the legal representative of the holder who shall furnish proper evidence of authority to transfer, or by an attorney authorized by a power of attorney which was duly executed and filed with the Secretary of the Corporation and a surrender for cancellation of the certificate for such shares. The person in whose name Securities stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VII
FISCAL YEAR

The fiscal year of the Corporation shall be determined by resolution of the Board.

ARTICLE VIII
DIVIDENDS

The Board may declare, and the Corporation may pay in cash, stock or other property, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles.

ARTICLE IX
SEAL

The Board may provide a corporate seal, circular in form, having inscribed thereon the corporate name, the state of incorporation and the word “Seal.” The seal on securities, any corporate obligation to pay money or any other document may be facsimile, or engraved, embossed or printed.

ARTICLE X
WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles or under the provisions of the applicable laws of the State of Nevada, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI
INDEMNIFICATION

The Corporation shall have the power to indemnify any director, officer, employee or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the laws of the State of Nevada.

ARTICLE XII
AMENDMENTS

These Bylaws may be altered, amended, repealed or replaced by new Bylaws by the Board at any regular or special meeting of the Board of Directors, or by consent of the Directors, and ratified by the shareholders.

ARTICLE XIII
UNIFORMITY OF INTERPRETATION AND SEVERABILITY

These Bylaws shall be so interpreted and construed as to conform to the Articles and the statutes of the State of Nevada or of any other state in which conformity may become necessary by reason of the qualification of the Corporation to do business in such foreign state, and where conflict between these Bylaws and the Articles or a statute has arisen or shall arise, the Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require. If any Bylaw provision or its application shall be deemed invalid by reason of the said nonconformity, the remainder of the Bylaws shall remain operable in that the provisions set forth in the Bylaws are severable.

Certified to be the Bylaws of
FRESH IDEAS MEDIA, INC.

By:
A. Terry Ray, Secretary

Date: